Exhibit 99.1

Ingevity Corporation

The preliminary first quarter 2016 financial results of Ingevity, the specialty chemicals division of WestRock (NYSE: WRK) are included within the accompanying financial schedules to this Exhibit 99.1.

TABLE OF CONTENTS

FINANCIAL SCHEDULES	Page
Combined Statement of Operations	Financial Schedules - Page 1
Segment Operating Results	Financial Schedules - Page 2
Non-GAAP and Pro Forma Financial Measures	Financial Schedules - Page 3
Reconciliation of Combined Adjusted EBITDA	Financial Schedules - Page 4
Reconciliation of Segment EBITDA	Financial Schedules - Page 5
Notes to the Unaudited Pro Forma Adjustments	Financial Schedules - Page 6
Fiscal Year 2016 Guidance	Financial Schedules - Page 7

INGEVITY CORPORATION

Combined Statements of Operations

(Unaudited)

	Three Months Ended March 31
In millions	2016	2015
Net sales	$203.9	$239.2
Cost of sales	141.8	170.1
Gross Profit	62.1	69.1
Selling, general and administrative expenses	28.0	28.2
Separation costs	6.4	1.5
Interest expense	5.4	4.1
Other (income) expense, net	3.8	(1.1)
Income before income taxes	18.5	36.4
Provision for income taxes	9.3	12.2
Net income	9.2	24.2
Less: Net income (loss) attributable to noncontrolling interests, net of taxes	1.6	1.2
Net income attributable to the Company	$7.6	$23.0

Financial Schedules - Page 1

INGEVITY CORPORATION

Segment Operating Results

	Three Months Ended March 31
In millions	2016	2015
Net sales
Performance Chemicals	$133.1	$175.0
Performance Materials	70.8	64.2
Total net sales	$203.9	$239.2

Segment operating profit
Performance Chemicals	7.5	19.1
Performance Materials	27.4	22.6
Total segment operating profit	34.9	41.7

Separation costs (1)	(6.4)	(1.5)
Restructuring and other income (charges) (2)	(4.6)	0.3
Interest expense	(5.4)	(4.1)
Provision for income taxes	(9.3)	(12.2)
Net income attributable to noncontrolling interests	(1.6)	(1.2)
Net income attributable to the Company	$7.6	$23.0

_______________

(1)	Represents the elimination of non-recurring expenses directly related to transaction costs associated with separation of Ingevity from WestRock. These costs are primarily related to professional fees associated with separation activities within the finance, tax and legal functions.
(2)	For the three months ended March 31, 2016 the charge relate to Performance Chemicals: $3.8 million and Performance Materials: $0.8 million. For the three months ended March 31, 2015 the income relate to Performance Materials: $0.3 million.

Financial Schedules - Page 2

Ingevity Corporation

Non-GAAP Financial Measures

Ingevity has presented certain financial measures, defined below, which have not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and has provided a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP. These financial measures are not meant to be considered in isolation or as a substitute for the most directly comparable financial measure calculated in accordance with GAAP. The company believes these non-GAAP measures provide investors, potential investors, securities analysts and others with useful information to evaluate the performance of the business, because such measures, when viewed together with our financial results computed in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our historical financial performance and projected future results.

Ingevity uses the following non-GAAP measures: Combined Adjusted EBITDA, inclusive of pro forma adjustments and Segment EBITDA, inclusive of pro forma adjustments.

Combined Adjusted EBITDA is defined as net income plus provision for income taxes, interest expense, depreciation and amortization, separation costs and restructuring and other (income) charges.

Segment EBITDA is defined as segment operating profit plus depreciation and amortization.

These non-GAAP measures are not intended to replace the presentation of financial results in accordance with GAAP and investors should consider the limitations associated with these non-GAAP measures, including the potential lack of comparability of these measures from one company to another. Reconciliations of Combined Adjusted EBITDA and Segment EBITDA to net income and segment profit, respectively, are set forth within the following pages.

No reconciliation of the forecasted range for adjusted EBITDA to net income for fiscal 2016 is included in these financial schedules because we are unable to quantify certain amounts that would be required to be included in the GAAP measure without unreasonable efforts.

Unaudited Pro Forma Combined Financial Statements

The following Unaudited Pro Forma Combined Financial Statements are derived from the historical combined financial statements of Ingevity, prepared in accordance with U.S. generally accepted accounting principles. These Unaudited Pro Forma Combined Financial Statements include adjustments required by SEC Staff Accounting Bulletin Topic 1:B-3 and Article 11 of SEC Regulation S-X. For more information on the pro forma adjustments see the section entitled: "Notes to the Unaudited Pro Forma Adjustments" included within this Exhibit.

Financial Schedules - Page 3

Ingevity Corporation

Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net Income (GAAP)

to Combined Adjusted EBITDA (Non-GAAP)

	Three Months Ended March 31
In millions	2016	2015
Net income (GAAP)	$9.2	$24.2
Provision for income taxes	9.3	12.2
Interest expense	5.4	4.1
Separation costs	6.4	1.5
Depreciation and amortization	9.0	8.5
Restructuring and other (income) charges	4.6	(0.3)
Combined Adjusted EBITDA (Non-GAAP)	$43.9	$50.2

Reconciliation of 2015 Pro Forma - Combined Adjusted EBITDA (Non-GAAP)

	Three Months Ended March 31, 2015
		Pro Forma Adjustments (1)		Pro Forma
In millions
Net income (GAAP)	$24.2	$(1.5)	(A)	$22.7
Provision for income taxes	12.2	0.2	(D)	12.4
Interest expense	4.1	0.3	(C)	4.4
Separation costs	1.5	(1.5)	(B)	—
Depreciation and amortization	8.5			8.5
Restructuring and other (income) charges	(0.3)			(0.3)
Combined Adjusted EBITDA (Non-GAAP)	$50.2		(E)	$47.7

_______________

(A)	Refer to the Notes to the Unaudited Pro Forma Adjustments for a description of this adjustment.
(B)	Refer to the Notes to the Unaudited Pro Forma Adjustments for a description of this adjustment.
(C)	Refer to the Notes to the Unaudited Pro Forma Adjustments for a description of this adjustment.
(D)	Refer to the Notes to the Unaudited Pro Forma Adjustments for a description of this adjustment.
(E)	Ingevity would have incurred incremental costs as an independent public company, including costs to replace services previously provided by WestRock as well as other stand-alone costs. In total, Ingevity management estimates that these costs would have ranged from $0.5 million to $1 million before-tax quarterly, over and above amounts currently included in the Unaudited Pro Forma Combined Statement of Operations.

Financial Schedules - Page 4

Reconciliation of Segment Operating Profit (GAAP)

to Segment EBITDA (Non-GAAP)

In millions	Three Months Ended March 31
Performance Chemicals	2016	2015
Segment operating profit (GAAP)	$7.5	$19.1
Depreciation and amortization	5.8	5.8
Segment EBITDA (Non-GAAP)	$13.3	$24.9
Performance Materials
Segment operating profit (GAAP)	$27.4	$22.6
Depreciation and amortization	3.2	2.7
Segment EBITDA (Non-GAAP)	$30.6	$25.3

Reconciliation of 2015 Pro Forma - Segment EBITDA (Non-GAAP)

	Three Months Ended March 31, 2015
In millions		Pro Forma Adjustments (1)		Pro Forma
Performance Chemicals
Segment operating profit (GAAP)	$19.1	$(1.9)	(A)	$17.2
Depreciation and amortization	5.8			5.8
Segment EBITDA (Non-GAAP)	$24.9			$23.0
Performance Materials
Segment operating profit (GAAP)	$22.6	$(0.7)	(A)	$21.9
Depreciation and amortization	2.7			2.7
Segment EBITDA (Non-GAAP)	$25.3			$24.6

_______________

(A)	Refer to the Notes to the Unaudited Pro Forma Adjustments for a description of this adjustment.

Financial Schedules - Page 5

Notes to the Unaudited Pro Forma Adjustments

For more information regarding the Ingevity’s unaudited pro forma combined statements of operations for the year ended December 31, 2015, see “Unaudited Pro Forma Combined Financial Statements” in the Ingevity’s registration statement on Form 10 and amendments thereto (the “Form 10”), copies of which may be obtained by visiting the web site of the Securities and Exchange Commission, or the SEC, at www.sec.gov. The "Unaudited Pro Forma Combined Statement of Operations" included within Ingevity's registration statement on Form 10 is presented for the fiscal year ended December 31, 2015 and gives effect as if the pro forma adjustments had occurred on January 1, the first day of fiscal year 2015. Presented below is a quarterly impact of each respective pro forma adjustments for the fiscal year ended December 31, 2015.

(A)	We have entered into agreements to obtain audit and certain compliance functions as a stand-alone public company as well as compensation agreements with certain members of our executive team. Prior to the completion of the separation, we will also enter into agreements to obtain insurance coverage according to quotations we have received based on our individual loss history, credit profile and selected insurance coverage. These expenses will represent recurring costs in excess of the amounts historically allocated to Ingevity.

In addition, at the completion of the separation we will enter into a new raw material supply agreement with WestRock for the purchase of black liquor soap skimmings (“BLSS”) and crude tall oil (“CTO”). We have historically obtained BLSS and CTO from WestRock under previously existing supply agreements. We have evaluated the new agreement and its impact on our pro forma income statement. The pro forma adjustment also includes incremental costs of less than $1 million for the full year 2015 associated with this new agreement calculated by applying the new agreement’s pricing terms to the actual purchased volumes in 2015.

The 2015 pro forma adjustment by segment by quarter is included in the below table:

	2015
In millions	Q1	Q2	Q3	Q4	YTD
Performance Chemicals	1.9	1.9	2.1	2.0	7.9
Performance Materials	0.7	0.7	0.7	0.6	2.7
Total	$2.6	$2.6	$2.8	$2.6	$10.6

(B) Represents the elimination of non-recurring expenses directly related to transaction costs incurred during 2015 in connection with the separation from WestRock, primarily related to professional fees associated with separation activities within the finance, tax and legal functions. The 2015 pro forma adjustment by quarter is included in the below table:

	2015
In millions	Q1	Q2	Q3	Q4	YTD
Separation costs	$(1.5)	$(4.8)	$(5.5)	$(5.4)	$(17.2)

(C) Represents adjustments to interest expense and amortization of debt issuance costs related to our target pro forma long-term indebtedness. The 2015 pro forma adjustment by quarter is included in the below table:

	2015
In millions	Q1	Q2	Q3	Q4	YTD
Interest expense	$0.6	$0.4	$(0.4)	$(1.7)	$(1.1)

(D) Represents the tax effect of proforma adjustments for each respective period.

Financial Schedules - Page 6

Outlook

Fiscal Year 2016 Guidance:

Ingevity expects to deliver fiscal year 2016 revenues of $870 million to $910 million and adjusted EBITDA of $175 million to $195 million.

Forward-Looking Statements

This exhibit contains “forward-looking statements,” that is, information related to future, not past, events. Such statements generally include the words “may,” “could,” “should,” “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” “forecast,” “project,” or similar expressions. Forward-looking statements include, without limitation, expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. Like other businesses, Ingevity is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, general economic and financial conditions; international sales and operations; currency exchange rates and currency devaluation; compliance with U.S. and foreign regulations by operations outside the United States; attracting and retaining key personnel; conditions in the automotive market; worldwide air quality standards; declining volumes in the printing inks market; government infrastructure spending; the limited supply of crude tall oil (“CTO”); lack of access to sufficient CTO; access to and pricing of raw materials; competition from producers of substitute products; a prolonged period of low energy prices; the provision of services by third parties at several facilities; natural disasters, such as hurricanes, winter or tropical storms, earthquakes, floods, fires or other unanticipated problems such as labor difficulties, equipment failure or unscheduled maintenance and repair; protection of intellectual property and proprietary information; government policies and regulations, including, but not limited to, those affecting the environment, climate change, tax policies and the chemicals industry; and lawsuits arising out of environmental damage or personal injuries associated with chemical manufacturing. These and other important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document are described or will be described in our filings with the U.S. Securities and Exchange Commission, including our Form 10 Registration Statement. Readers are cautioned not to place undue reliance on Ingevity’s projections and forward-looking statements, which speak only as the date thereof. Ingevity undertakes no obligation to publicly release any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

Financial Schedules - Page 7